Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement number 333-183276 on Form S-1 of Atlas Financial Holdings, Inc. of our reports dated March 18, 2013 with respect to the consolidated financial statements and financial statement schedules listed on Item 15 of the Company's Form 10-K, of Atlas Financial Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Johnson Lambert LLP

Arlington Heights, Illinois
March 18, 2013